UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 10, 2004

Atmospheric Glow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-11591	62-1647888
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

924 Corridor Park Blvd

Knoxville, Tennessee 37932-3723

(865) 777-3776

(Address, zip code and telephone number of principal executive offices)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Atmospheric Glow Technologies, Inc. (the “Corporation”) borrowed $300,000 from Murvul, a Limited Partnership, on September 10, 2004. The funds were borrowed pursuant to a Convertible Promissory Note under which the Corporation agreed to repay the funds by March 10, 2005. The note bears interest at prime interest as published in The Wall Street Journal plus 3% calculated monthly on the unpaid principle balance. At its option, the holder may convert the principle owed into Common Share of the Corporation at a rate of $0.25 per share. Interest does not accrue if the note is converted into shares. The Corporation may prepay the note at any time without penalty. The funds are expected to be used by the Corporation to pay general operating expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: September 15, 2004	By:	/s/ Thomas W. Reddoch
Thomas W. Reddoch, Chairman and Chief Executive Officer